UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 29, 2011

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Credit Ratings: As part of its review of ratings on a number of the largest financial institutions, on November 29, 2011, Standard & Poor’s Ratings Services downgraded the credit ratings for The Goldman Sachs Group, Inc. and a number of other large financial institutions. Standard & Poor’s current credit ratings are provided below:

	subordinated	subordinated	subordinated	subordinated	subordinated	subordinated
As of November 29, 2011
	Short- Term Debt	Long- Term Debt	Subordinated Debt	Trust Preferred[1]	Preferred Stock[2]	Rating Outlook

Standard & Poor’s Ratings Services[3]	A-2	A-	BBB+	BB+	BB+	Negative	[4]

[1]	Trust preferred securities issued by Goldman Sachs Capital I.
[2]

Includes The Goldman Sachs Group Inc.’s non-cumulative preferred stock and the Normal Automatic Preferred Enhanced Capital Securities (APEX) issued by Goldman Sachs Capital II and Goldman Sachs Capital III.

[3]	Goldman, Sachs & Co. and Goldman Sachs International each have a rating of A-1 as a short-term issuer and A as a long-term issuer.
[4]	Applies to long-term ratings.

Item 9.01	Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the issuance of the following debt securities by The Goldman Sachs Group, Inc. (the “Company”) on November 30, 2011, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176914) (the “Registration Statement”):

•	$7,325,000 Currency-Linked Notes due 2014 (Linked to an Equally Weighted Basket of Exchange Rates).

(d) Exhibits.

The following exhibits are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report:

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: November 30, 2011	By:	/s/ Kenneth L. Josselyn
		Name:	Kenneth L. Josselyn
		Title:	Assistant Secretary